Exhibit 10.53

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

EXECUTION VERSION

CONFIDENTIAL

Preliminary Collaboration Agreement

This Preliminary Collaboration Agreement (“Preliminary Collaboration Agreement”) is entered into as of April 5, 2020 (the “Execution Date”), by and between GlaxoSmithKline Intellectual Property Development Limited, a limited liability company incorporated under the laws of England having an office at 980 Great West Road, Brentford, Middlesex, TW8 9GS, UK, and GlaxoSmithKline Biologicals SA, a limited liability company incorporated under the laws of Belgium having its registered place of business at rue de l’Institut 89, 1330 Rixensart, Belgium, registered with the Legal Entity Register (RPM Nivelles) under number 0440.72.918 (together, “GSK”), and Vir Biotechnology, Inc., a Delaware corporation having an office at 499 Illinois Street, Suite 500, San Francisco, CA 94158 (“Vir”) (each GSK and Vir, a “Party” and together, the “Parties”). The capitalized terms used herein and not otherwise defined have the meanings given to them in the Stock Purchase Agreement.

1. Binding Nature of this Preliminary Collaboration Agreement

The Parties hereby enter into this Preliminary Collaboration Agreement, which constitutes a binding obligation of both Parties. This Section 1 and Sections 2, 15, 16, 17, 18, 19(a), 20, 21, 22, 23, 24 and 25 of this Preliminary Collaboration Agreement (together with the appendices referenced in such sections) shall be effective as of the Execution Date; all other terms shall be automatically effective as of the Closing (as defined in the Stock Purchase Agreement) without any further action on the part of any person. The terms of this Preliminary Collaboration Agreement shall remain in effect until the earlier of (a) valid termination of the Stock Purchase Agreement or (b) the effectiveness of the Definitive Collaboration Agreement. The Parties shall execute an agreement containing a more detailed set of terms governing the collaboration established under this Preliminary Collaboration Agreement (which agreement shall be consistent with the terms of this Preliminary Collaboration Agreement) (such expanded version of such terms, the “Definitive Collaboration Agreement”), subject to Section 17 of this Preliminary Collaboration Agreement. If the Stock Purchase Agreement is validly terminated in accordance with Section 10 thereof such that the Closing does not occur, this Preliminary Collaboration Agreement and if entered into, the Definitive Collaboration Agreement, shall terminate, both effective as of the termination date of the Stock Purchase Agreement. [***], Vir shall [***]. Following the date hereof, the capitalized terms used in the appendices hereto and not otherwise defined therein have the meanings given to them in this Preliminary Collaboration Agreement.

“Collaboration Products” means (a) the 309 Antibody and any Antibodies developed against any coronavirus under the Antibody Program (“Antibody Products”), (b) Vaccines that are developed under the Vaccine Program (“Vaccine Products”), and (c) such products that the JRC agrees to include in the Functional Genomics Program based on the results of the genomic screens conducted under the Functional Genomics Program (which may be any modality) (“Functional Genomics Products”).

[***].

“Development Plan” means a detailed plan and budget mutually agreed to govern the conduct of the applicable Program. The agreed Development Plan for clinical elements of the Development activities for the Antibody Program directed to the 309 Antibody and a high level version of the budget therefor (the “309 Antibody Program”) is attached hereto as Appendix A.

“Collaboration” means (a) research activities conducted under the Development Plans, and (b) the Development, Manufacture and Commercialization activities with respect to the Collaboration Products during the Term pursuant to and in accordance with the terms of this Preliminary Collaboration Agreement or the Definitive Collaboration Agreement. For the avoidance of doubt, neither Party’s assets (targets or compounds), including those discovered, licensed or acquired by such Party outside of the Collaboration, shall be included at any time as part of the Collaboration unless otherwise agreed by such Party in the applicable Development Plan; provided that, for clarity, [***].

“Field” means the prevention, treatment and prophylaxis of diseases caused by coronaviruses, (including SARS-COV-2 [***]) in humans, including the disease known as CoVID-19, [***].

The Collaboration will be directed to three programs (each a “Collaboration Program”) for the Development and Commercialization of separate types of Collaboration Products as set forth below, in each case pursuant to mutually agreed Development and Commercialization plans, including budgets:

(a)    Antibodies, including the 309 Antibody, as further described below (the “Antibody Program”).

(b)    Vaccines, which may include the development of Vaccines directed against SARS-COV-2 and other specific coronaviruses (the “Vaccine Program”).

(c)    Genome-wide CRISPR screening activities and other functional genomic screens as are mutually agreed, including [***] (“Functional Genomics Program”). If the Parties mutually agree, they may include in the Functional Genomics Program, drug discovery, development and commercialization of Functional Genomics Products. [***].

Vir’s existing collaboration with Alnylam Pharmaceuticals in connection with development, manufacture and commercialization of RNAi products in the Field is excluded from the Collaboration.

2. Certain Definitions

“Antibody” means any monoclonal antibodies that bind to coronaviruses and [***]. For clarity, Antibodies shall not include any Vaccine. [***].

“Commercialization” (and corresponding terms) means any and all activities directed to the preparation for sale of (but excluding Commercial Manufacture), offering for sale of, or sale of a Collaboration Product, including activities related to marketing, promoting, selling, distributing, importing and exporting such Collaboration Product, and interacting with regulatory authorities regarding any of the foregoing.

“Commercial Manufacture” means Manufacture for commercial sale, including use of contract manufacturers for such commercial sale, and the following activities, whenever required during the Term for a given Collaboration Product (a) selection of the facility(ies) for commercial Manufacturing of Collaboration Product (including for pivotal trials) (“Commercial Facilities”); (b) subject to the terms of any existing Third Party agreements, technology transfer of the Manufacturing process for Collaboration Product to Commercial Facilities; (c) conduct of process performance qualification (“PPQ”) batches and other process qualification and validation activities required for Regulatory Approval for commercial Manufacturing of Collaboration Product at the Commercial Facility(ies); and (d) obtaining pre-approval inspection and required licenses and permits for Commercial Facilities.

“Control” means, with respect to any material, information, or intellectual property, the possession (whether by ownership or license, other than the licenses granted hereunder) of the ability to grant a license or sublicense or other right to exploit, as provided herein, without violating the terms of any agreement or other arrangement with any Third Party, or any applicable law.

“Development” means all activities related to research, pre- clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, quality assurance/quality control, clinical trials, including manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for marketing approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a regulatory authority as a condition or in support of obtaining or maintaining a regulatory approval. When used as a verb, “Develop” means to engage in Development.

“Development Costs” has the meaning set forth on Appendix C.

“GSK Licensed Technology” means, on a Collaboration Program-by-Collaboration Program basis, all patents and know-how that are both (a) [***], and (b) [***], provided that GSK Licensed Technology shall not include (i) any GSK Program Technology or (ii) [***]. If GSK includes any patents or know-how in the GSK Licensed Technology, such inclusion shall be subject to any Third Party agreements and any limitations on use imposed by GSK at the time of the inclusion. For clarity, [***].

“GSK Program Technology” means, on a Collaboration Program-by-Collaboration Program basis, GSK’s right and interest in any patent and know-how generated under such Collaboration Program.

“Manufacture” (and corresponding terms) means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of any Collaboration Product, or any component or intermediate thereof, including process development, process qualification and validation, scale-up, qualification, validation, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

“Program Antibodies” means (a) any Antibody [***] that is directed against any coronaviruses, including the Antibody known as the 309 Antibody [***] (the “309 Antibody”); (b) any Antibody created, discovered, conceived or reduced to practice by either Party or both Parties jointly during the conduct of activities under an Antibody Development Plan during the Initial Development Term, and (c) any Antibody Controlled by either Party that the Parties agree during the Initial Development Term, through the JRC, to include as the subject of Development activities under an Antibody Development Plan.

“Third Party” means a person or entity other than (a) Vir and its Affiliates, and (b) GSK and its Affiliates.

“U.S. Territory” means the United States and its territories and possessions.

“Vaccine” means any biological product, including nucleic acid(s), protein(s), peptide(s), polysaccharide(s), conjugated polysaccharide(s), live, live-attenuated or inactivated microorganism(s) including replication-competent and replication defective virus(es), bacteriophages(s) and bacteria, in each case comprising or encoding an antigen derived from the pathogen or the disease to be prevented or treated, optionally in combination with one or more biological or non-biological product(s) and that when administered to an subject induces, increases, decreases or qualitatively modifies, an immune response intended to prevent or treat the target disease or condition.

“Vir Licensed Technology” means, on a Collaboration Program-by-Collaboration Program basis, all patents and know-how that are (i) (a) [***], and (b) [***], and (ii) [***]; provided that Vir Licensed Technology shall not include any Vir Program Technology.

“Vir Licensed Technology” shall [***]. If Vir includes any patents or know-how in the Vir Licensed Technology for the Vaccine Program or the Functional Genomics Program, such inclusion shall be subject to any Third Party agreements and any limitations on use imposed by Vir at the time of the inclusion. For clarity, any technology that Vir includes within Vir Licensed Technology for a given Collaboration Program shall not be deemed included in Vir Licensed Technology for any other Collaboration Program, unless Vir expressly agrees to such inclusion in the applicable Development Plan for such other Collaboration Program, and specifically, [***].

“Vir Program Technology” means, on a Collaboration Program-by-Collaboration Program basis, Vir’s right and interest in any patent and know-how generated under such Collaboration Program.

“WuXi Agreement” means the Development and Manufacturing Collaboration Agreement by and between WuXi Biologics (Hong Kong) Limited and Vir dated 25 February, 2020.

“WuXi Territory” means solely with respect to Collaboration Programs and Collaboration Products that are subject to the WuXi Agreement, (as of the date hereof) the People’s Republic of China, Hong Kong and Macau and Taiwan, for so long as such Collaboration Programs and Collaboration Products is subject to the WuXi Agreement. [***].

3. Exclusivity	During the Initial Development Term, neither Vir nor its Affiliates (either internally or through enabling a Third Party) will (a) create or generate Antibodies for the purpose of developing or commercializing any Antibody directed to SARS-COV-2 or any other coronaviruses; or (b) conduct functional genomics screens (including genome-wide screens using CRISPR) for SARS-COV-2 or any other coronaviruses to discover novel targets or progress such targets into drug discovery and development, in each case ((a) and (b)), except pursuant to the Collaboration.

During the Initial Development Term, neither GSK nor its Affiliates (either internally or through enabling a Third Party ) will (a) create or generate Antibodies for the purpose of developing or commercializing any antibody product directed to SARS-COV-2 or any other coronaviruses; or (b) conduct functional genomics screens (including genome-wide screens using CRISPR) for SARS-COV-2 or any other coronaviruses to discover novel targets or progress such targets into drug discovery and development, in each case ((a) and (b)), except pursuant to the Collaboration; provided, however, [***].

For the avoidance of doubt, the foregoing exclusivity obligation shall not apply to, with respect to GSK, [***].

Notwithstanding the foregoing, if during the Initial Development Term, either Party or its Affiliates wishes to pursue a new program that falls within the exclusivity obligations above (whether alone or with a Third Party), then such Party shall first offer to include any such program under the Collaboration. If the other Party declines to include such program under the Collaboration, then the offering Party or its Affiliates shall have the right to pursue such program outside of the Collaboration, regardless of its obligations under this Section 3.

Each Party will be free to pursue by itself or through the grant of rights to or from a Third Party, other therapeutic or prophylactic approaches to the prevention, treatment and prophylaxis of diseases caused by coronaviruses that do not fall within the exclusivity obligations above, including with respect to Vir, RNAi products with Alnylam.

4. Collaboration Programs; Lead Party

For a period of four (4) years from the Closing (the “Initial Development Term”), the Parties will collaborate, under mutually agreed upon research and development plans (and associated budgets) for each of the (a) Antibody Program, (b) Vaccine Program, and (c) Functional Genomics Program (each a “Development Plan”), to generate and evaluate potential clinical candidates under each Collaboration Program. Each Development Plan will set out the allocation of responsibilities, as between the Parties, for Development (including related CMC activities) under the applicable Collaboration Program. The Parties agree that, any activities under a Development Plan to be conducted by or with WuXi or any additional counterparty in China shall be expressly agreed and set forth in such Development Plan and that [***].

With respect to each Collaboration Program (and any Collaboration Product generated therefrom), the Party that is designated as the lead party in accordance with a Development Plan or specified in this Preliminary Collaboration Agreement or the Definitive Collaboration Agreement (the “Lead Party”) shall be primarily responsible for Development (including research), regulatory, or Manufacturing in accordance with the Development Plan, unless expressly provided otherwise herein or in the Definitive Collaboration Agreement.

The Lead Party for each Collaboration Program shall have the final decision-making right with respect to Development or clinical Manufacturing of the Collaboration Products under the applicable Collaboration Program. With respect to each Antibody Product under the Antibody Program, Vir shall be the Lead Party for such Program Antibody until the first filing for Regulatory Approval for such Antibody Product; provided that [***]. GSK shall become the Lead Party for such Antibody Product upon the first filing for Regulatory Approval.

The Parties will be responsible for activities under each Collaboration Program as follows:

1.  Antibody Program.

•   The Antibody Program will be the first Collaboration Program to be progressed by the Parties, and will build on Vir’s ongoing activities in the Field, including under Vir’s collaboration with WuXi and Biogen. For clarity, Vir will be permitted to continue to perform activities under (a) the WuXi Agreement (in accordance with its terms), and (b) the agreement currently under negotiation between Vir and Biogen Inc. in connection with the manufacture (including the development of manufacturing processes) of Antibodies for use in the Field (the “Biogen Draft Agreement”), in each case ((a) and (b)) solely in connection with manufacturing for clinical supply of Antibodies for use in the Field, as further set forth in Section 9 below.

•   In connection with the negotiation of the Definitive Collaboration Agreement, the Parties will agree upon the clinical Development Plan (including the budget therefor) for the Antibody Program (which shall include the 309 Development Plan) (the “Antibody Development Plan”), which will be included as an exhibit to the Definitive Collaboration Agreement.

•   Vir will be primarily responsible for and shall be the Lead Party for Development and clinical Manufacturing activities for the Antibody Program, under the oversight of the JSC and any other governance committees as further described in Section 8 below.

•   GSK will be primarily responsible for Commercialization and, where applicable, Commercial Manufacturing activities for such Antibody Product, under the oversight of the JSC and any other governance committees as further described in Section 8 below.

•   Subject to the opt-out provisions and any other provisions expressly set forth in this Preliminary Collaboration Agreement, the Parties will share all Development Costs associated with activities under the Antibody Development Plan, in accordance with the budget therefor, with Vir bearing 72.5% and GSK bearing 27.5% of such Development Costs. Any Development Costs incurred in excess of the agreed upon budget (including any pre-agreed overage percentage) in the Antibody Development Plan will be subject to the terms set forth in Section 5 below.

•   The Definitive Collaboration Agreement will set forth the operational terms for reconciliation of Development Costs as between the Parties in accordance with the above cost-sharing ratios.

2.  Vaccine Program

•   The Vaccine Program will commence promptly following adoption of the Development Plan for the Vaccine Program and will include such proprietary technology of Vir and GSK, in case as contributed by the applicable Party in [***] and set forth in the Development Plan. The Development Plan will set forth the expected timing for the commencement of activities under the Vaccine Program.

•   In connection with the negotiation of the Definitive Collaboration Agreement, the Parties will negotiate in good faith an initial draft of the Development Plan (including the budget therefor) for the Vaccine Program (the “Vaccine Development Plan”); provided that if the Development Plan is not attached to the Definitive Collaboration Agreement then, the Parties will continue such negotiation.

•   GSK will be the Lead Party and the LCP and it is anticipated that the research work will be conducted predominantly by Vir. [***]. If the research is successful, then the Parties may take forward the project in accordance with the terms of this Preliminary Collaboration Agreement or, once executed, the Definitive Collaboration Agreement. In the event that GSK does not elect to take the applicable Vaccine Product forward (i.e., exercises its Opt-Out Rights), then Vir may take the project forward, subject to the terms and conditions of this Preliminary Collaboration Agreement and Definitive Collaboration Agreement, once executed; [***].

•   If GSK determines that a development candidate from such program was not successful or otherwise wished to opt out from further Development, Manufacturing or Commercialization, GSK shall have the right to do so. [***].

•   The Parties will share all Development Costs associated with activities under the Vaccine Development Plan, in accordance with the budget therefor, with GSK bearing 72.5% and Vir bearing 27.5% of such Development Costs. Any Development Costs incurred in excess of the agreed upon budget (including any pre-agreed overage percentage) in the Vaccine Development Plan will be subject to the terms set forth in Section 5 below.

•   The Definitive Collaboration Agreement will set forth the operational terms for reconciliation of Development Costs as between the Parties in accordance with the above cost-sharing ratios, which shall be [***] except as otherwise agreed in the Definitive Collaboration Agreement.

3.  Functional Genomics Program

•   The Functional Genomics Program will commence promptly following the adoption of the Development Plan for the Functional Genomics Program, or if later, the date specified in the Development Plan for the commencement of the Functional Genomics Program. Any databases and data mining technologies [***] shall be included solely as specified in the Functional Genomics Program Development Plan, and in each case subject to any applicable Third Party agreements.

•   The Parties will mutually agree upon the timing for drafting and negotiating a Development Plan (including the budget therefor) for the Functional Genomics Program (the “Functional Genomics Development Plan”), which Development Plan shall specify the date on which the Functional Genomics Program shall commence.

•   GSK will be primarily responsible for and shall be the Lead Party for Development and Manufacturing activities for the Functional Genomics Program, under the oversight of the JSC and any other governance committees as further described in Section 8 below.

•   The Parties will share equally all Development Costs associated with activities under the Functional Genomics Development Plan, in accordance with the budget therefor, with each of GSK and Vir bearing 50% of such Development Costs. Any Development Costs incurred in excess of the agreed upon budget (including any pre-agreed overage percentage) in the Genomics Development Plan would be subject to the terms set forth in Section 5 below.

•   The Definitive Collaboration Agreement will set forth the operational terms for reconciliation of Development Costs as between the Parties in accordance with the above cost-sharing ratios, which reconciliation shall be [***] except as otherwise agreed by the Parties.

Diligence

Each Party will use commercially reasonable efforts to conduct the activities assigned to it under each Development Plan and to enable GSK to seek and obtain regulatory approval for any Collaboration Product progressed thereunder in the United States, the European Union, and the United Kingdom. The Parties further agree that, with respect to a Collaboration Product, the Parties will discuss and agree on [***].

Regulatory Matters

In general, the Lead Party for a given Collaboration Program shall have the right to prepare and file for, in its own name, and will own all regulatory applications and approvals for any Collaboration Product under such Collaboration Program. The Parties will discuss and seek to agree upon the appropriate regulatory strategy for each Collaboration Product, taking into account any accelerated pathways to regulatory approval that may be available in connection with CoVID-19 and other diseases associated with coronavirus infection, provided that the Lead Party will have the right to make a final decision in connection with regulatory activities and strategy for Collaboration Products for which it is the Lead Party.

Notwithstanding the foregoing, with respect to any Collaboration Product for which Vir is the Lead Party, unless GSK has exercised its Opt-Out Right, any NDA or BLA for such Collaboration Product shall be filed in the name of GSK, and [***].

5. Development Cost Overruns	Neither Party will be liable to the other for Development Costs incurred by such other Party in an amount in excess of [***] of the then-approved budget for such Collaboration Program, without approval of the JSC for so long as it remains a Collaboration Program (i.e. as long as neither Party has exercised its opt-out rights for such Collaboration Program). Any expenditure in excess of [***] of the then-approved budget for such Collaboration Program will be subject to mutual agreement through the JSC. Subject to the overage provision set forth above, if the Parties are not able to agree on a proposed increase to a Development Plan budget, then [***].

6. Third Party Technologies	The Parties, through the JSC, would discuss and mutually agree upon any third party technologies (other than the Vir Licensed Technology and the GSK Licensed Technology) they feel are appropriate to include within a Collaboration Program, as well as the terms associated therewith. To the extent applicable to the activities under a given Collaboration Program, any costs associated with obtaining and use of technology under Third Party licenses (including costs under any such licenses existing as of the effective date of the Preliminary Collaboration Agreement) would be borne as a Development Cost under the applicable Collaboration Program and subject to the Opt-Out provisions, allocated between the Parties in accordance with the cost-sharing ratios applicable thereto.

7. Collaboration Governance

The Parties would establish, [***], a Joint Steering Committee (the “JSC”) consisting of an equal number of representatives of each Party. The JSC will, among other things:

•   oversee and guide the strategic direction of the Collaboration;

•   facilitate communication between the Parties regarding the identification and evaluation of Collaboration Products;

•   establish, as appropriate, sub-committees or working groups responsible for managing specific aspects of the Collaboration, which shall include a joint research committee (the “JRC”), a joint development committee, and/or a joint manufacturing committee and such other committees as mutually agreed by the Parties;

•   delegate its decision making authority to the applicable subcommittees, provided that any material dispute shall be elevated to the JSC;

•   serve as a forum for each Party to communicate at certain points in time its decisions regarding continuation of its participation in the development of each Collaboration Product;

•   resolve issues elevated to it by any other subcommittee or working group the JSC may establish; and

•   Perform such other functions as the Parties may mutually agree in writing.

Meetings of the JSC would be held [***] initially, with at least [***] per year, and the JSC would have the right to change such frequency as it determines appropriate. Meetings would alternative between each party’s facilities, to the extent conducted in person. All decisions of the JSC would be made by consensus of the Parties. In the event of dispute within the JSC’s jurisdiction, [***], will attempt to resolve such dispute within [***]. If senior management cannot resolve the dispute, then, such dispute shall be resolved as follows:

(a)     With respect to research activities:

•   Any such unresolved disputes shall [***].

(b)     With respect to each Collaboration Product prior to the first filing for Regulatory Approval of such Collaboration Product:

•   With regard to [***], the Lead Party shall have the final decision making authority, except for budget increases and assignment of activities to the other Party, in which case consent of the other Party shall be required.

•   Thereafter, GSK will have final decision-making except for assignment of activities to Vir, in which case consent of Vir shall be required.

•   In addition, GSK will have final decision-making with regard to any matter relating to [***].

(c) With respect to each Collaboration Product, after the first filing for regulatory approval of such Collaboration Product:

•   GSK shall have the final decision-making authority.

Notwithstanding the foregoing, (i) neither Party may exercise its final decision-making authority to impose additional obligations upon the other Party without such Party’s consent, and (ii) if a Party elects its Opt-Out Right at any time in a Collaboration Program, then thereafter, to the extent such opt-out Party would have the final decision-making authority pursuant to (a)-(c) above, then, such opt-out Party shall no longer have such decision-making authority, and dispute that would be subject to such opt-out Party’s final decision-making authority shall then be subject to the non opt-out Party’s final decision-making authority. Matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Preliminary Collaboration Agreement, are outside the jurisdiction and authority of the JSC, including amendment, modification or waiver of compliance with the Preliminary Collaboration Agreement or the Definitive Collaboration Agreement.

Matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including amendment, modification or waiver of compliance with the Preliminary Collaboration Agreement or the Definitive Collaboration Agreement.

[***], each Party shall designate an individual to serve as the main point of contact for each Party for the Antibody Program and upon agreement on a Development Plan for the Vaccine Program and Functional Genomics Program, respectively each such Collaboration Program to exchange information, facilitate communication and coordinate the Parties’ activities under the Definitive Collaboration Agreement (each, an “Alliance Manager”).

The Alliance Managers shall attend JSC meetings (or designate an appropriate representative to attend JSC meetings on the Alliance Manager’s behalf).

8. Collaboration Programs –Right to Opt-Out

For each Collaboration Program, all Development Costs will be shared by the Parties in the cost-sharing ratios set forth in Section 4 above unless and until a Party opts-out of co-funding (as provided below).

Opt-Out Right

On a Collaboration Product-by-Collaboration Product basis, either Party would have the right, at each of the specified milestones set forth below (each, an “Opt-Out Point”), to elect to “opt out” of its co-funding obligation (the “Opt-Out Right”):

•   [***]

If a Party elects to opt-out of its participation at any of the indicated points for a Collaboration Product, it would communicate in writing to the other Party that it desires to cease all further funding for such Collaboration Product, provided that such opting-out Party shall continue to be liable for its allocation of costs [***]. For clarity, if a Party does not elect to exercise its Opt-Out Right at one of the above specified points in time, it will be obligated to continue to co-fund all Development Costs until such time as the next Opt-Out Right event occurs, if any; provided, that [***].

Upon receipt of any opt-out notice from a Party the other Party will have the right to elect either to:

•   pursue such program unilaterally, in which case the opting-out Party’s rights to share in future net profits shall cease and instead it shall be entitled to royalties and as to be further set forth in the Definitive Collaboration Agreement, and a certain percentage of Sublicense Revenue [***] from the other Party on Net Sales [***] of the applicable Collaboration Product(s).

•   also cease the conduct and funding of such Collaboration Product and if so, the Parties may agree to out-license or otherwise divest such Collaboration Product, in which case the [***] shall take the lead in negotiations, and the reasonable and properly incurred costs associated with such negotiations and entry into any agreements with a Third Party, and any revenue arising from such outlicensing or divestment shall be shared in accordance with the cost-sharing ratios.

9. Manufacture and Supply

For each Collaboration Program the Parties will jointly through a Joint Manufacturing Committee or the JSC (and subject to each Party’s applicable final decision-making authority) determine a, Manufacturing strategy with respect to the Manufacture and supply of Collaboration Product drug substance or drug product, which may as appropriate include manufacturing capabilities of both Parties, or contract manufacturer.

During the [***], Vir will remain the Lead Party for all Manufacturing activities for the Antibody Program, provided that [***].

In consultation with GSK, following the execution date hereof, Vir will [***].

Vir shall be the Lead Party and responsible for Manufacturing for clinical supply, and GSK shall be the Lead Party and responsible for the Commercial Manufacture of Antibody Product, including any scale-up activities for Commercial Manufacture.

If the Parties agree to seek a contract manufacturer, the Lead Party for such Collaboration Program will be the lead contracting party for the applicable drug substance or drug product. To the extent one Party supplies the other with drug substance or drug product for such Collaboration Program the costs to supply such drug substance or drug product shall be deemed part of the overall Development Costs, or commercial costs, as the case may be, as they are incurred.

Any supply agreement for commercial supply during the Term shall include [***].

With respect to [***].

10. Commercialization of Collaboration Products

Unless a Party has opted-out prior to such time, the Parties will share in all profits and losses arising from any Collaboration Product in the same ratios in which the Parties bore Development Costs for such Collaboration Program.

In general, except for the Antibody Program, as set forth below, the Lead Party for Development will continue to act as the “Lead Commercialization Party” or “LCP” for such Collaboration Program. The LCP will conduct its activities in accordance with an agreed upon commercialization plan (the “Commercial Plan”) and budget (“Commercial Budget”) (with a [***] overage provision) for such countries.

For each Antibody Product, following the filing for Regulatory Approval (i.e. an NDA or MAA, as applicable), GSK will assume the role of LCP for the Commercialization of each such Antibody Product, and will be responsible for booking all sales of such Antibody Product.

GSK will be responsible for all Commercialization activities worldwide with respect to each Collaboration Product, except (a) for detailing conducted by Vir in the US Territory under the Co-Promotion Agreement, if agreed by the Parties, for so long as the Co-Promotion Agreement is in effect, and (b) in connection with sales in the WuXi Territory for Antibody Products arising or licensed to WuXi under the WuXi Agreement and directed to SARs-COV-2. GSK will be required to use commercially reasonable efforts to Commercialize each Collaboration Product in the US following regulatory approval in the US, in [***] following regulatory approval in the European Union, and the United Kingdom, following regulatory approval in the United Kingdom.

Except in the case of an Opt-Out, for each Collaboration Product, Vir and GSK will share net profits and net losses, to be defined in the Definitive Collaboration Agreement from commercialization of any Collaboration Product worldwide.

11. Vir Co-Promotion Right for Antibody Products

On an Antibody Product-by-Antibody Product basis, Vir shall have the right to opt in to co-detail such Antibody Product in the United States subject to [***] and an agreed Co-Promotion Agreement (the “Co-Promotion Option”), which will include provisions around [***]. Vir’s detail percentage shall not exceed twenty percent (20%), and subject to [***], and as otherwise may be reasonably agreed by the Parties in the Co-Promotion Agreement.

The Definitive Collaboration Agreement shall set forth (which may be in an appendix or separate form of co-promotion or similar agreement) the timing of Vir’s right to exercise the Co- Promotion Option, and the nature of Vir’s rights and responsibilities in connection with the Commercialization of the applicable Antibody Product.

12. Economic Terms a. Collaboration Programs

The Definitive Collaboration Agreement will include a financial terms exhibit or appendix setting forth the financial terms, including definitions, consistent with any financial terms and definitions set forth herein: (a) such more detailed definitions [***], (b) the rules for calculating net profits and net losses, and (c) the operational provisions governing payment/reimbursement as between the Parties of net profits and net losses. Without limiting the foregoing, the Parties agree that the following specific costs will be included as either Development Costs or in the net profits and net losses calculation (subject to the applicable budget and overage provisions) as well as other customary cost categories:

•   Costs of Third Party licenses necessary for the Development, Manufacture or Commercialization of any Collaboration Product.

•   Costs of Manufacturing technology transfer to either Party or to a designated contract manufacturer in connection with activities to be conducted under the WuXi Agreement or any agreement between Vir and Biogen relating to the development of manufacturing processes for Antibody Products in the Field.

•   For the Antibody Program, costs incurred by Vir in connection with the Development and Manufacture of Antibody Products under the WuXi Agreement, provided that [***].

b. Programs subject to Opt-Out Right	For each Collaboration Product as to which a Party exercises its Opt-Out Right as described herein, the commercializing Party will pay to the opting out Party royalties on Net Sales (to be defined in the Definitive Collaboration Agreement) of the applicable Collaboration Product at commercially reasonable rates to be agreed in good faith in the Definitive Collaboration

Agreement, taking into account, among other relevant commercial factors (a) the development stage of the Collaboration Product at the time of the exercise of the Opt-Out Right, (b) [***], and (c) whether the Party exercising the Opt-Out Right is the Lead Party or Non-Lead Party.

If, following the Opt-Out by one Party, the other Party does not continue the further Development of the applicable Collaboration Product, then the non Opt-Out Party shall have the right to take the lead on sublicensing or otherwise divesting rights to the applicable Collaboration Product (consistent with the terms of this Preliminary Collaboration Agreement or Definitive Collaboration Agreement and subject to any applicable limitations applicable to sublicensing); provided, however, that in such case the non Opt-Out Party shall pay to the original Opt-Out Party a portion of Sublicense Revenue at rates to be agreed in the Definitive Collaboration Agreement. For clarity, [***].

The term of any royalties and Sublicense Revenue due to the Opt-Out Party shall be paid on Net Sales and Sublicense Revenue received prior to the end of the Term for the applicable Collaboration Product.

[***]:

In the event that [***] with respect to a Collaboration Product:

(a)    if neither Party has exercised Opt-Out Right with respect to such Collaboration Product, then [***];

(b)    if one Party has exercised Opt-Out Right, then [***].

13. Change of Control of Vir	The Definitive Collaboration Agreement will include provisions setting forth the consequences for any ongoing Collaboration Program as a result of a change of control of Vir, which consequences shall [***].

14. Intellectual Property

Except as otherwise set forth in the Definitive Collaboration Agreement, ownership of inventions arising in the conduct of activities under the Collaboration will follow inventorship in accordance with United States patent laws.

On a Collaboration Program-by-Collaboration Program basis, and subject to the terms and conditions of this Preliminary Collaboration Agreement (or the Definitive Collaboration Agreement once executed), including the profit-sharing terms thereof:

(a)   Vir hereby grants to GSK effective as of the Closing:

(i) a co-exclusive (with Vir), worldwide (excluding the WuXi Territory to the extent such rights have been granted to WuXi for so long as the Wuxi Agreement is in effect), sublicenseable license under the Vir Licensed Technology and Vir Program Technology to Develop and Manufacture Collaboration Products arising from such Collaboration Program;

(ii)  an exclusive, worldwide (excluding the WuXi Territory for so long as the Wuxi Agreement is in effect), sublicenseable license under the Vir Licensed Technology and Vir Program Technology to Commercialize Collaboration Products arising from such Collaboration Program, provided that for clarity, where Vir exercises the Co-Promotion Option, under the Co-Promotion Agreement, GSK will grant back to Vir such licenses under the Vir Licensed Technology and Vir Program Technology as are necessary for Vir to perform its activities under the “Co-Promotion Agreement” to be entered into by the Parties; and

(iii)  [***].

(b)   GSK will grant to Vir:

(i) a non-exclusive, worldwide, sublicenseable [***] license under the GSK Licensed Technology to Develop and Manufacture Collaboration Products in accordance to the applicable Development Plan and to Manufacture in accordance with this Preliminary Collaboration Agreement (or the Definitive Collaboration Agreement, once executed), subject to any obligations to Third Parties with respect to the applicable GSK Licensed Technology;

(ii)  a co-exclusive, worldwide, sublicenseable [***] license under the GSK Program Technology to Develop, Manufacture Collaboration Products arising from such Collaboration Program, and, solely with respect to any Antibody Product for which Vir has exercised the Co- Promotion Option, Commercialize such Antibody Product solely in accordance with Vir’s rights under the Preliminary Collaboration Agreement (or the Definitive Collaboration Agreement, once executed) in connection with the exercise of such Co-Promotion Option; and

(iii)  [***].

All licenses granted by a Party to the other Party hereunder shall be subject to the licensing restrictions set forth in the existing agreements between such Party and any Third Party existing as of the signing date.

Provisions relating to patent prosecution, maintenance, enforcement, and defense rights for the Collaboration will be set forth in the Definitive Collaboration Agreement.

15. Indemnification; Limitation of Liability	Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates and their respective directors, officers,

employees and agents, and the respective successors and assigns (any of the foregoing “Indemnitees”), from and against any and all suits, claims, actions, demands, losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (collectively, “Losses”) asserted by a Third Party arising from [***].

The Definitive Collaboration Agreement shall include the indemnities set forth above and other customary indemnities to be agreed by the Parties.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS PRELIMINARY COLLABORATION AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY SET FORTH ABOVE, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS HEREUNDER RELATING TO CONFIDENTIALITY. THE DEFINITIVE COLLABORATION AGREEMENT WILL INCLUDE ANALOGOUS LANGUAGE.

16. Term and Termination

This Preliminary Collaboration Agreement shall terminate upon execution of the Definitive Collaboration Agreement. For clarity, the Definitive Collaboration Agreement will supersede the Preliminary Collaboration Agreement and will remain in effect in perpetuity, unless earlier terminated as set forth below (including on a Collaboration Program or Collaboration Product basis, as the case may be) (the term of this Preliminary Collaboration Agreement and the Definitive Collaboration Agreement, collectively, the “Term”).

This Preliminary Collaboration Agreement shall terminate in the event of a valid termination of the Stock Purchase Agreement pursuant to Section 10 thereof.

Additionally, either Party shall have the right to terminate this Preliminary Collaboration Agreement or the Definitive Collaboration Agreement, (a) in the case of the insolvency of the other Party (as termination for insolvency is customarily defined), (b) in the case of a material breach with respect to the Preliminary Collaboration Agreement or the Definitive Collaboration Agreement as a whole by the other Party with respect to the applicable Collaboration Program or Collaboration Product, subject to a reasonable cure period, and (c) in the case of the Definitive Collaboration Agreement, in the case of such other events that both Parties agree shall be included in the Definitive Collaboration Agreement.

In the case of a termination of this Preliminary Collaboration Agreement or the Definitive Collaboration Agreement (including in the case of an opt-out), the terminated Party shall reasonably support the transition to the continuing Party of all Development and Commercialization activities related to the applicable Collaboration Product, including the reasonable grant of licenses to any Vir Licensed Technology or GSK Licensed Technology, as the case may be, that is [***] at the time of termination, including Commercialization of the applicable Collaboration Products, subject to the agreement upon reasonable license terms (including any financial terms for such licenses) and any rights granted to a Third Party. In addition, [***].

In the case of a termination for material breach with respect to the Agreement as a whole or insolvency by a Party, [***].

17. Governing Law; Dispute Resolution

This Preliminary Collaboration Agreement and the Definitive Collaboration Agreement are and will be governed by and construed under the laws of the State of Delaware, without reference to conflicts of law principles.

If the Parties are unable to reach agreement on the final terms of the Preliminary Collaboration Agreement within 45 days of the execution of the Preliminary Collaboration Agreement (a “Definitive Agreement Terms Dispute”), the Parties agree that any dispute regarding the final terms of the Preliminary Collaboration Agreement shall be finally resolved by “baseball- style” arbitration pursuant to the provisions set forth on Appendix E. The Parties further agree that during the pendency of a Definitive Agreement Terms Dispute, any dispute regarding the interpretation of any term of the Preliminary Collaboration Agreement and its implementation in the Definitive Collaboration Agreement shall also be finally resolved in accordance with Appendix E and shall be consolidated into any pending arbitration.

The Parties further agree that it is intended that the “baseball- style” arbitration pursuant to the provisions set forth on Appendix E controls all disputes among the Parties related to resolving gaps or indefinite terms in the Preliminary Collaboration Agreement and each Party agrees not to bring such claims pursuant to the arbitration procedures set forth in Appendix F, but, rather, to resolve such claims through the “baseball-style” arbitration pursuant to the provisions set forth on Appendix E even if such claims arise prior to the commencement of a Definitive Agreement Terms Dispute.

Except for a Definitive Agreement Terms Dispute or any dispute contemplated by the preceding paragraph, which arises prior to the commencement of a Definitive Agreement Terms

Dispute, any dispute arising out of or relating to this Preliminary Collaboration Agreement or Definitive Collaboration Agreement, or the breach, termination or validity thereof (a “Dispute”), shall be finally resolved pursuant to the provisions set forth on Appendix F.

18. Assignment of the Agreement

The Preliminary Collaboration Agreement (or the Definitive Collaboration Agreement if executed) shall not be assignable by either Party in whole or in part to any Third Party without the prior written consent of the other Party hereto.

Notwithstanding the foregoing, [***].

19. (a) Representations and Warranties; Pre-Closing Covenants	Vir hereby makes, and in the Definitive Collaboration Agreement shall make, the representations and warranties and agrees to the pre-closing covenants in each case, as set forth in Appendix D. The Definitive Collaboration Agreement will contain required representations and warranties relating to human rights, anti-bribery and corruption, human tissue samples, and animal welfare that are adequate to meet both Parties’ corporate standards.

19. (b) Additional Covenant	[***].

20. Confidentiality	The confidentiality provisions set forth on Appendix G shall apply with respect to this Preliminary Collaboration Agreement.

21. Counterparts; Electronic Signatures	This Preliminary Collaboration Agreement may be executed and delivered (including by facsimile transmission or PDF or any other electronically transmitted signatures) in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Severability

If any provision of this Preliminary Collaboration Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.

Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

23. Entire Agreement; Amendments	This Preliminary Collaboration Agreement, the Stock Purchase Agreement and, once entered into, the Definitive Collaboration Agreement (including any schedules, appendices and exhibits hereto or thereto and any certificates delivered hereunder or thereunder) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Preliminary Collaboration Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof. No provision of this Preliminary Collaboration Agreement may be waived or amended other than by an instrument in writing signed by the Party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 23 will be binding upon GSK and Vir.

24. Third Party Beneficiaries	This Preliminary Collaboration Agreement is intended for the benefit of the Parties, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

25. Miscellaneous	The Definitive Collaboration Agreement will include other reasonable and customary terms and conditions for an agreement of its type, including with respect to Termination, Indemnification, Insurance, Representations and Warranties, and Confidentiality (including Press Release). Section 11.5 (Rules of Construction) of the Stock Purchase Agreement shall apply, mutandis mutatis, to this Preliminary Collaboration Agreement (including the appendices hereto) and the Definitive Collaboration Agreement.

SIGNATURES FOLLOW

IN WITNESS WHEREOF, GSK and Vir have caused this Preliminary Collaboration Agreement to be duly executed as of the date first above written.

GLAXOSMITHKLINE INTELLECTUAL PROPERTY DEVELOPMENT LIMITED

By:	/s/ Victoria Whyte
for and on behalf of Glaxo Group Ltd.
Its:	Corporate Director

GLAXOSMITHKLINE BIOLOGICALS SA

By:	/s/ Antoon Loomans
Name:	Antoon Loomans
Its:	SVP GC, Director

VIR BIOTECHNOLOGY, INC.

By:	/s/ George Scangos
Name:	George Scangos
Its:	President and Chief Executive Officer

[Signature page to Preliminary Collaboration Agreement]

Appendix A

309 Antibody Program Development Plan

[***]

Appendix B

Listed Program Antibodies

Vir mAb-S309 [***]

[***]

Appendix C

Development Costs

“Development Costs” means the following costs incurred by the Parties following the Effective Date in conducting Development under the applicable Collaboration Programs, in each case to the extent incurred in accordance with this Preliminary Collaboration Agreement or the Definitive Collaboration Agreement and the applicable Development Plan, and without any additional mark-up: [***].

Appendix D

REPRESENTATIONS AND WARRANTIES

1.1.    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Execution Date and the Effective Date as follows:

(a)    such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority and legal right to enter into this Preliminary Collaboration Agreement and to carry out the provisions hereof;

(b)    such Party has the right to grant the licenses to the other Party purported to be granted pursuant to this Preliminary Collaboration Agreement;

(c)    such Party has taken all necessary action on its part required to authorize the execution and delivery of this Preliminary Collaboration Agreement and the performance of its obligations hereunder;

(d)    such Party has received all necessary laboratory licenses and certificates with respect to facilities within such Party’s ownership or control sufficient to allow such Party to conduct the activities assigned to such Party under this Preliminary Collaboration Agreement, and such Party is in compliance with the requirements of such licenses and certificates;

(e)    this Preliminary Collaboration Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with the terms and conditions hereof, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

(f)    the execution, delivery and performance of this Preliminary Collaboration Agreement by such Party (i) will not constitute a default under, or conflict with, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound; (ii) violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party; and (iii) is not prohibited or limited by, and shall not result in the breach of or a default under, any provision of the certificate or articles of incorporation or bylaws of such Party;

(g)    Except for any filings that may be required to comply with the HSR Act , no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality , domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Preliminary Collaboration Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Preliminary Collaboration Agreement and such other agreements;

(h)    such Party and its Affiliates have not employed (and, to its knowledge, has not used a (sub)contractor or consultant that has employed) and, during the Term, will not knowingly employ (or, to its knowledge, use any (sub)contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such (sub)contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent); and

(i)    Each Party and its Affiliates performing activities under the Collaboration has in place or will have in place prior to its conduct of its activities under the Collaboration a written agreement with its employees and other personnel it appoints to perform such activities hereunder sufficient to ensure that such Party has sufficient ownership or license rights to any Program Technology developed or created by such Party to grant the rights to the other Party as required to be granted under the Preliminary Collaboration Agreement;

1.2.    Representations and Warranties of Vir. Vir hereby represents and warrants to GSK, as of the Execution Date and the Effective Date as follows:

(a)    Vir or one of its Affiliates solely owns or exclusively licenses and Controls the Existing Antibodies and Vir Licensed Technology;

(b)    neither Vir nor any of its Affiliates has entered into any agreement (other than agreements with subcontractors) granting any right, interest or claim in or to, any Existing Antibodies or Vir Licensed Technology that would conflict with the rights and licenses to GSK as required to be granted in the Preliminary Collaboration Agreement;

(c)    neither Vir nor any of its Affiliates has previously entered into any agreement, whether written or oral, to assign, transfer, license, convey or otherwise encumber its right, title or interest in or to any Patent or other know-how that is necessary for the Development, Manufacture, or Commercialization of Antibody Products, in each case, where such Patent or other know-how would be Vir Licensed Technology but for such assignment, transfer, license, conveyance or encumbrance;;

(d)    [***];

(e)    Vir has not, and will not, after the Execution Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to GSK hereunder;

(f)    [***];

(g)    all Patents that are included in the Vir Licensed Technology (“Vir Licensed Patents”) are subsisting and all Vir Licensed Patents for which Vir controls prosecution and maintenance activities are being diligently prosecuted in the patent offices in accordance with applicable law and, to Vir’s Knowledge, are not invalid or unenforceable in whole or in part;

(h)    to Vir’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate any Vir Licensed Technology and there are no activities by Third Parties that would constitute infringement or misappropriation of the Vir Licensed Technology;

(i)    no claim or litigation has been brought or threatened in writing by any Person against Vir or any of its Affiliates alleging, and Vir has no Knowledge of any reasonable basis for any such claim or allegation, whether or not asserted, that (A) any Vir Licensed Patents are invalid or unenforceable, or (B) the use or practice of any Vir Licensed Technology, or the disclosing, copying, making, assigning or licensing of any Vir Licensed Technology, or the exploitation of the Existing Antibodies, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Third Party;

(j)    [***];

(k)    Vir has provided or made available to GSK all material adverse information with respect to the safety and efficacy of the Existing Antibodies of which Vir is aware and is or could be reportable to the Applicable Regulatory Authorities;

(l)    [***];

(m)    [***];

(n)    [***];

(o)    Vir or one of its Affiliates has obtained the right (including under any Patents and other intellectual property rights) to use all information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Vir or one of its Affiliates and any such Third Party with respect to any Existing Antibodies to the extent necessary to provide GSK with the rights granted to it hereunder, and Vir or one of its Affiliates has the rights to grant GSK the right to use such information or other materials in the Development or Commercialization of the Program Antibodies (e.g., 309 Antibody) as contemplated in the Preliminary Collaboration Agreement;

(p)    Vir is in material compliance with (i) all applicable laws relating to data privacy and data security, including with respect to the collection, use, storage, sharing, transfer, disposition, protection and processing of personally identifiable information (PII); (ii) all privacy policies and other related policies, programs and other notices of Vir relating to the privacy, protection and security of PII; and (iii) all contractual and other legal requirements to which Vir is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable law;

(q)    [***];

(r)    [***];

(s)    [***]; and

(t)    [***].

1.3.    Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS PRELIMINARY COLLABORATION AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND BOTH PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

CERTAIN COVENANTS

1.1    Mutual Covenants.

(a) Immediately following the Execution Date, Vir and GSK shall commence negotiations with the intent to enter into the Definitive Collaboration Agreement. Vir and GSK shall use their respective best efforts to negotiate diligently and agree upon final terms for the Definitive Collaboration Agreement as promptly as practicable following the Execution Date and in no event later than the later of (x) the Antitrust Clearance Date (as defined in the Stock Purchase Agreement) and (y) forty-five (45) days following the Execution Date (or such longer period as Vir and GSK may mutually agree in writing) (the “Negotiation Period”). For the avoidance of doubt, entry into the Definitive Collaboration Agreement is not a condition to the effectiveness of this Preliminary Collaboration Agreement. If the Definitive Collaboration Agreement has not been finalized and executed, but the Closing (as defined in the Stock Purchase Agreement) occurs in accordance with the terms thereof, then this Preliminary Collaboration Agreement, which is binding and governs the Parties’ collaboration relationship, shall continue in full force and effect and Vir and GSK shall continue to negotiate or otherwise finalize the Definitive Collaboration Agreement in accordance with Appendix E of this Preliminary Collaboration Agreement.

(b) Each of Vir and GSK shall duly execute and deliver the Definitive Collaboration Agreement, on final terms as are (a) mutually agreed by Vir and GSK within the Negotiation Period, or (b) in the absence of such mutual agreement, determined in accordance with Appendix E of this Preliminary Collaboration Agreement.

(c) Upon execution by the Parties, this Preliminary Collaboration Agreement shall be a fully integrated and binding agreement and in full force and effect, subject only to the satisfaction of the conditions set forth therein. Neither Party, nor any of their respective Affiliates shall seek to assert that this Preliminary Collaboration Agreement or any term thereof is unenforceable for vagueness, or for not having sufficiently clear or defined terms, for failure of consideration or because it lacks any essential term for enforcement and each of Vir and GSK, on behalf of themselves and their Affiliates, hereby waive any right to make such an assertion. To the extent that any material term has not been included in this Preliminary Collaboration Agreement, Vir and GSK agree that such term (or terms) will be provided through the process set forth in Appendix E of this Preliminary Collaboration Agreement and will be binding and enforceable as if it had been included in this Preliminary Collaboration Agreement.

1.2    Pre-Closing Negative Covenants of Vir. During the period beginning on the Execution Date and ending on the Effective Date, Vir shall not, and shall cause its Affiliates not to, without the prior written consent of GSK (such consent not to be unreasonably withheld, conditioned or delayed):

(a)    enter into any agreement with any Third Party, whether written or oral, with respect to, or otherwise assign, transfer, license or convey its right, title or interest in or to, the Vir Licensed Technology relating to the Antibody Program in connection with the 309 Antibody (the “309 Antibody Program”) or any Program Antibodies Controlled by Vir as of the Execution Date (“Existing Antibodies”), in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by Vir to GSK under this Preliminary Collaboration Agreement;

(b) (i)    sell, out-license or otherwise dispose of any assets or rights relating to the 309 Antibody Program or any Existing Antibodies, in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by Vir to GSK under this Preliminary Collaboration Agreement, (ii) amend any agreements, licenses or other rights of Vir or any of its Affiliates relating to the 309 Antibody Program or any Existing Antibodies, in each case, in a manner that creates a material conflict with the rights granted or purported to be granted by Vir to GSK under this Preliminary Collaboration Agreement, or (iii) grant any security interest or otherwise encumber material assets and properties (including Vir Licensed Technology), relating to the 309 Antibody Program or any Existing Antibodies;

(c) (i)     compromise, settle or agree to settle any litigation, dispute, action or other proceeding or institute any such litigation, dispute, action or other proceeding, in each case, concerning any Vir Licensed Technology that is material to the 309 Antibody Program or any Existing Antibodies, or (ii) fail to take any action necessary or advisable to protect or maintain any Vir Licensed Technology that is material to the 309 Antibody Program or any Existing Antibodies; provided that none of the foregoing shall be interpreted as requiring Vir or any of its Affiliates to commence any such litigation, dispute, action or other proceeding;

(d) (i)    enter into any material agreement relating to the 309 Antibody Program or any Existing Antibodies or (ii) enter into any agreement pertaining to a merger, sale, acquisition, licensing, development, manufacturing, distribution, co-development, marketing or co-marketing arrangement, or any contract containing exclusivity provisions or restrictive covenants relating to the 309 Antibody Program or any other Existing Antibodies, in each case ((i) and (ii)), that creates a conflict with the rights granted or purported to be granted by Vir under this Preliminary Collaboration Agreement; or

(e)    enter into any agreement with any Third Party, whether written or oral, with respect to contract manufacturing arrangements related to the Antibody Program if the costs of supply thereunder would be shared by the Parties pursuant to the Collaboration.

1.3    Pre-Closing Affirmative Covenants of Vir. During the period beginning on the Execution Date and ending on the Effective Date, Vir covenants that:

(a)    [***];

(b)    Vir shall, and shall cause its Affiliates and its and their respective contractors, licensees and consultants to, conduct the 309 Antibody Program and all other activities relating to the Existing Antibodies undertaken pursuant to this Preliminary Collaboration Agreement in accordance with Applicable Law;

(c)    with respect to all intellectual property that it purports to license to GSK under this Preliminary Collaboration Agreement that is, may be or becomes subject to the Bayh-Dole Act, Vir shall, and shall cause its Affiliates and the relevant research partners to, continue to comply with the applicable provisions of the Bayh-Dole Act, in a manner that protects and preserves Vir’s right, title and interest in the subject intellectual property to the maximum extent permitted by Applicable Law; and

(d)    Vir shall [***] notify GSK of the occurrence of a Key Product Event, and in no event more than [***] after such occurrence. “Key Product Event” means any event with respect to the 309 Antibody Program or Existing Antibodies, that: (a) is determined by an independent safety review committee overseeing the safety of the relevant clinical trial to be directly related to the 309 Antibody or any other Existing Antibody in such program and (i) to have resulted in death, (ii) been life-threatening, (iii) required inpatient hospitalization or a significant prolongation of existing hospitalization, (iv) resulted in persistent or significant disability or incapacity, (v) resulted in a congenital anomaly or birth defect or (vi) required significant intervention to prevent permanent impairment or damage; and (b) results in any Applicable Regulatory Authority (as defined in the Stock Purchase Agreement) placing a clinical hold on such program.

1.4    Nothing contained in this Preliminary Collaboration Agreement shall be deemed to give GSK, directly or indirectly, the right to control or direct the business of Vir prior to the Closing. Prior to the Closing, Vir and its subsidiaries shall exercise, consistent with the terms and conditions of this Preliminary Collaboration Agreement and the Stock Purchase Agreement, complete control over their businesses and operations.

Appendix E

Arbitration for Failure to Agree on Final Collaboration Terms

If the Parties cannot reach agreement and enter into the Definitive Collaboration Agreement within 45 days following the execution date of the Preliminary Collaboration Agreement, then the Parties will communicate their respective positions to the [***], in the case of GSK, and [***], in the case of Vir (or their respective designee with power and authority to resolve such dispute) (“Senior Officials”), who will use good faith efforts to resolve the matter within [***] following the date of such referral. If the Senior Officials are not able to agree upon any unresolved terms to be included in the Definitive Collaboration Agreements referred to them [***] from the date of the Preliminary Collaboration Agreement, then the final terms and conditions of the Definitive Collaboration Agreement will be determined through the mediation and binding arbitration procedures set forth below:

[***]

Appendix F

Dispute Resolution

Any dispute arising out of or relating to the Agreement, or the breach, termination or validity thereof (a “Dispute”), shall be finally resolved pursuant to the following provision:

In the event a Dispute arises, the parties agree that they shall attempt in good faith to resolve the Dispute by negotiation between GSK’s [***] and Vir’s [***] (or their respective designee with power and authority to resolve such dispute). Either party may refer a Dispute to the applicable officers in the preceding sentence by serving notice that Dispute has arisen and demand that negotiations commence. If the parties are unable for any reason to resolve a Dispute within [***] of service of the notice, either party shall have the right to refer the Dispute for mediation as set forth in below.

[***].

Appendix G

Confidentiality Provisions

Confidentiality Obligations. The Definitive Collaboration Agreement will provide for confidentiality and use restrictions in respect of information disclosed by each Party to the other Party that are customary for arrangements such as the Collaboration and similar to the terms set forth herein.

In general, during the term of the Collaboration and for a period of [***] following termination or expiration thereof each Party will be obligated to keep confidential and not publish or otherwise disclose to a third party, and not to use, directly or indirectly, for any purpose other than the Collaboration, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Preliminary Collaboration Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, the Preliminary Collaboration Agreement. “Confidential Information” will be defined to mean any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with the Preliminary Collaboration Agreement or the Collaboration, whether prior to, on, or after the effective date of the Preliminary Collaboration Agreement, including information relating to the GSK Licensed Technology, where GSK is the disclosing Party, and information relating to the Vir Licensed Technology, where Vir is the disclosing Party, any inventions, know-how or other information developed in connection with the Collaboration with respect thereto by or on behalf of the disclosing Party (including GSK Program Technology, where GSK is the disclosing Party, and Vir Program Technology, where Vir is the disclosing Party), or the scientific, regulatory or business affairs or other activities of the disclosing Party. The confidentiality and non-use obligations with respect to either Party’s Confidential Information will not include any information that:

(a)    is or becomes part of the public domain through no wrongful act, fault or negligence on the part of the receiving Party;

(b)    can be demonstrated by competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

(c)    is subsequently received by the receiving Party from a third party who is not bound by any obligation of confidentiality with respect to such information;

(d)    has been published by a third party or otherwise enters the public domain through no fault of the receiving Party in breach of its contractual obligations to the disclosing Party; or

(e)    can be demonstrated by competent proof to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Permitted Disclosures. The receiving Party may disclose Confidential Information of the disclosing Party to the extent that such disclosure is:

(a)    made in response to a valid order of a court or other governmental authority or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing

Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)    made by or on behalf of the receiving Party to regulatory authorities as required in connection with any filing, application or request for marketing or other regulatory approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with applicable law;

(c)    made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

(d)    made by the receiving Party to its attorneys, auditors, advisors, consultants, contractors, existing or prospective collaboration partners, licensees, sublicensees, existing or prospective investors, prospective acquirers, or other third parties as may be necessary or useful in connection with exploitation of Collaboration Products as contemplated by the Collaboration or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by the Preliminary Collaboration Agreement; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party set forth herein.

Publication. The Collaboration will be subject to, and the Preliminary Collaboration Agreement will reflect, provisions for publication of papers regarding results of, and other information regarding, activities under the Collaboration in a form customary for arrangements like the Collaboration. In general, the Parties will maintain the confidentiality of any Confidential Information included in any invention disclosure or draft patent application until such patent application has been filed. Each Party will accordingly have the right to review and approve any paper or other presentation proposed for publication or disclosure by a Party that contains clinical data or clinical results in respect of Collaboration activities or that includes Confidential Information of the other Party. The publishing or presenting Party will comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper or presentation and will withhold publication of any such paper or presentation for a reasonable period (at least [***]) in order to permit the Parties to obtain patent protection. Any publication or presentation by a Party will recognize the contributions of the other Party according to standard practice for assigning scientific credit.

Return of Confidential Information. Upon the termination of the Collaboration, either Party may request the return or destruction by the other Party of the requesting Party’s Confidential Information. Except for retention of an appropriate archival copy of any such Confidential Information, the Party requested to effect such return or destruction shall promptly comply.